AMENDMENT NO. 1 TO
CONVERTIBLE PROMISSORY NOTE

WHEREAS, BioRestorative Therapies, Inc., a Delaware corporation (the “Company”), issued to Harvey P. Alstodt and Melody Alstodt (the “Holder”) a convertible promissory note in the principal amount of $450,000 on February 6, 2019 (the “Promissory Note”); and
WHEREAS, the Holder and the Company desire to amend the Promissory Note as set forth in this Amendment No. 1 to Convertible Promissory Note (this “Amendment No. 1”).
NOW, THEREFORE, each  of the Holder and the Company agrees as follows:
1. Definitions.  Terms used herein that are defined in the Promissory Note and that are not otherwise defined herein shall have the meanings ascribed to such terms in the  Promissory Note.
2. Amendments. The Promissory Note is hereby amended to add a new Section 12 at the end thereof as follows:
“Section 12. Ownership Limitation. The Company shall not effect any conversion of this Note, and the Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable notice of election to convert, the Holder would beneficially own in excess of the Maximum Percentage (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of their affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other convertible notes) beneficially owned by the Holder or any of their affiliates. Except as set forth in the preceding sentence, for purposes of this Section 12, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 12 applies, the determination as to whether this Note is convertible (in relation to other securities owned by the Holder together with any affiliates) and as to the principal amount of this Note that is convertible shall be in the sole discretion of the Holder, and the submission of a notice of election to convert shall be deemed to be the Holder’s determination as to whether this Note may be converted (in relation to other securities owned by the Holder together with any affiliates) and as to the principal amount of this Note that is convertible, in each case subject to the Maximum Percentage. For purposes of this Section 12, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of the Holder, the Company shall within two business days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or their affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Maximum Percentage” shall be 4.99% of the number of shares of the Common Stock, par value $.001 per share, of the Company (“shares of Common Stock”) outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon a conversion of this Note held by the Holder. By written notice to the Company, the Holder may increase, decrease or waive the Maximum Percentage as to themselves but any such waiver will not be effective until the 61st calendar day after delivery thereof. The foregoing 61-day notice requirement is enforceable, unconditional and non-waivable and shall apply to affiliates and assigns of the Holder.”

3. Miscellaneous.
(a) This Amendment No. 1 is deemed effective as of February 6, 2019 (the “Effective Date”).

(b) Except as expressly amended by this Amendment No. 1, the Promissory Note shall remain unchanged and in full force and effect.

(c) The Promissory Note, as amended by this Amendment No. 1, constitutes the entire agreement and understanding between the Holder and the Company relating to the subject matter hereof and all prior agreements, proposals, negotiations, understandings and correspondence between the Holder and the Company in this regard, whether written or oral, are merged herewith.

(d) This Amendment No. 1 is issued under, and shall for all purposes be governed by and construed in accordance with, the laws of the State of New York, excluding choice of law principles thereof. The Company and the Holder hereby irrevocably consent and submit to the exclusive jurisdiction of any federal or state court located within Nassau or Suffolk County, New York over any dispute arising out of or relating to this Amendment No. 1 and each party hereby irrevocably agrees that all claims in respect of such dispute or any legal action related thereto may be heard and determined in such courts. Each of the Company and the Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it or they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance  of such dispute.

(e) Whenever possible, each provision or part thereof of this Amendment No. 1 shall be interpreted in such manner as to be valid and effective under applicable laws, but if any provision or part thereof of this Amendment No. 1 or the application of any such provision or part thereof to any individual or entity or circumstance shall be held invalid, illegal, or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other provision or part thereof.

(f)             This Amendment No. 1 may be executed in one or more counterparts (including by means of facsimile or a portable document format (*.pdf)), and by the Holder and the Company on separate counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

 [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the Effective Date.

BIORESTORATIVE THERAPIES, INC.

By: /s/  /s/
Name: Mark Weinreb
Title: Chief Executive Officer

IN WITNESS WHEREOF, the Holder has signed this Amendment No. 1 as of the Effective Date.

/s/
Harvey P. Alstodt

/s/
Melody Alstodt